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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 14, 2005


                              ENERTECK CORPORATION
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-31981


Delaware                                                           47-0929885
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation)                                          Identification No.)


10701 Corporate Drive, Suite 150
Stafford, Texas                                                     77477
(Address of principal                                           (Zip Code)
executive offices)


       Registrant's telephone number, including area code: (281) 240-1787

                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01         Other Events.

         On October 14, 2005, EnerTeck Corporation (the "Company") entered into a letter of intent (the "LOI") to acquire Ruby Cat Technology, LLC ("Ruby Cat"). Ruby Cat has been an independent manufacturer of EnerBurn and a supplier of same to the Company's wholly-owned subsidiary, EnerTeck Chemical Corporation, since it was formed. It is expected that the CEO of Ruby Cat will act as Chief Technology officer of the combined entities upon completion of the acquisition.

         Pursuant to the LOI, the Company will purchase Ruby Cat for $1 million and 1 million shares of common stock of the Company. Consummation of the above transaction is subject to further negotiation of a definitive agreement and the raising of financing to complete the transaction. Accordingly, there can be no assurance that that a definitive agreement will be signed or that the proposed transaction will be completed.


Section 9 - Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

         99.1     Letter of intent to purchase Ruby Cat

         99.2     Press release dated October 19, 2005


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENERTECK CORPORATION
                                            (Registrant)


Dated:   October 24, 2005                   By:  /s/ Dwaine Reese
         ----------------                        ----------------
                                            Name: Dwaine Reese
                                            Title:   Chairman of the Board and
                                                     Chief Executive Officer

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